TERM ROYALTY CONVEYANCE
                                 (PENNSYLVANIA)

                                  INTRODUCTION

     THIS TERM ROYALTY CONVEYANCE (this "Conveyance") from ENERGY CORPORATION OF AMERICA, a West Virginia corporation, with offices at 4643 South Ulster Street, Suite 100, Denver, Colorado 80237-2867 ("ECA"), and EASTERN AMERICAN ENERGY CORPORATION, a West Virginia corporation, with offices at 501 56th Street, Charleston, West Virginia 25304 ("Eastern" or "Assignor"), to BLACK STONE
ACQUISITIONS  PARTNERS  II,  L.P.,  a  Delaware limited partnership, BLACK STONE
ACQUISITIONS PARTNERS II-B, L.P., a Delaware limited partnership, and HATFIELD ROYALTY, L.P., a Delaware limited partnership, with offices at 1001 Fannin, Suite 2020, Houston, Texas, 77002 (collectively "Assignee") is delivered to be effective as of 7:00 a.m., Eastern Time, January 1, 2005 (the "Effective Time"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Article II below.

                                    ARTICLE I
                                   CONVEYANCE

     SECTION 1.01 THE GRANT. For and in consideration of good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor has, subject to the terms of this Conveyance, BARGAINED, SOLD, GRANTED, CONVEYED, TRANSFERRED, ASSIGNED, SET OVER, and DELIVERED, and by these presents does hereby BARGAIN, SELL, GRANT, CONVEY, TRANSFER, ASSIGN, SET OVER, and DELIVER unto Assignee, in the following designated proportions, as tenants in common, for the Term, the Term Royalty
Interest:

          Black Stone Acquisitions Partners II, L.P.    25.8993 %
          Black Stone Acquisitions Partners II-B, L.P.  16.4598 %
          Hatfield Royalty, L.P.                        57.6409 %

     SECTION 1.02 TERM. The term of the Term Royalty Interest (the "Term") shall begin at the Effective Time and end at 7:00 A.M. on January 1, 2025 (the "Termination Date"). At the end of the Term, all of the Assignee's interest in and to the Term Royalty Interest shall automatically terminate and immediately revert to and revest in Assignor.

     SECTION 1.03 HABENDUM CLAUSE. TO HAVE AND TO HOLD the Term Royalty Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, for the Term, subject to terms and provisions of this Conveyance.

     SECTION  1.04     WARRANTY.

          (a) THE WARRANTY. ECA and Assignor warrant to the Assignee, its successors and assigns, that the Subject Interests are free of all Encumbrances created by, through, or under Assignor, but not otherwise, except for the Permitted Encumbrances, and that Assignor's title to (i) the Producing Wells entitles Assignor to a Net Revenue Interest in each such Producing Well no less than the Net Revenue Interest for that Producing Well as set forth in Exhibit A-1, and (ii) the Subject Development Lands is sufficient to allow it to satisfy the Total Drilling Commitment by the Drilling Obligation Completion Date in accordance with the Development Agreement.

          (b) SOLE REMEDY. In the event of a post-Closing breach of the foregoing warranty for any Subject Interest (pre-Closing breaches thereof being remedied pursuant to Section 3(a)(ii) of the Term Royalty Agreement), the Assignee's sole remedy shall be to receive payment for each applicable month, as damages, subject to offset as provided below and without interest (except such interest payable under this Conveyance on payments made after the applicable due date as described in Section 5.02 below), of an amount equal to the difference between (i) Term Royalty Gas (or the proceeds from the sale thereof) that the Assignee would have received with respect to a Well in the applicable month if the warranty had not been breached and (ii) Term Royalty Gas (or the proceeds from the sale thereof) that the Assignee actually received during that month with respect to that Well, to the extent such difference is attributable to the breach of the warranty, but not to the extent that such difference is attributable to any other cause.

          (c) RIGHT OF OFFSET. If any Subject Interest owned by Assignor ever proves to be larger than the Subject Interest reflected in the exhibits to this Conveyance and if, as a result, the Assignee receives a greater amount of Term Royalty Gas (or the proceeds from the sale thereof) with respect to that Subject Interest than the Assignee would otherwise have received if the Subject Interest had been the size warranted, then such increased amounts, whenever received by the Assignee, may be treated by Assignor as a credit or offset
(without interest) against any amounts payable to the Assignee under Section 1.04(b).

          (d)     DISCLAIMER.  EXCEPT  FOR  THE  WARRANTIES  OF  TITLE  GIVEN IN
SECTION 1.04(a) AND THE REPRESENTATIONS MADE IN ANY AGREEMENT TO WHICH THIS CONVEYANCE IS SUBJECT, ASSIGNOR MAKES THIS CONVEYANCE AND ASSIGNS THE TERM ROYALTY INTEREST WITHOUT RECOURSE, COVENANT OR WARRANTY OF TITLE OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY. EXCEPT AS OTHERWISE PROVIDED HEREIN OR IN ANY AGREEMENT TO WHICH THIS CONVEYANCE IS SUBJECT, ANY COVENANTS OR WARRANTIES IMPLIED BY STATUTE OR LAW BY THE USE HEREIN OF THE WORDS "GRANT", "CONVEY" OR OTHER SIMILAR WORDS ARE HEREBY EXPRESSLY DISCLAIMED, WAIVED AND NEGATED. WITHOUT LIMITING THE GENERALITY OF THE TWO PRECEDING SENTENCES, ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND THE ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO
(i)  PRODUCTION  RATES,  RECOMPLETION  OPPORTUNITIES,  DECLINE


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
RATES OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE SUBJECT INTERESTS, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iv) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND (v) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER ANY APPLICABLE LEGAL REQUIREMENT; IT BEING THE EXPRESS INTENTION OF BOTH THE ASSIGNEE AND ASSIGNOR THAT, EXCEPT AS OTHERWISE PROVIDED, THE TERM ROYALTY INTEREST IS HEREBY ASSIGNED TO THE ASSIGNEE ON AN "AS IS" AND "WHERE IS" BASIS WITH ALL FAULTS, AND THAT THE ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS THE ASSIGNEE DEEMS APPROPRIATE. ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LEGAL REQUIREMENTS TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LEGAL REQUIREMENT.

          (e) SUBSTITUTION OF WARRANTY. This Conveyance is made with full substitution and subrogation of the Assignee in and to all covenants of warranty by Third Persons (other than Affiliates of Assignor) heretofore given or made with respect to the Wells and the Subject Interests or any part thereof or interest therein.

     SECTION 1.05 RELEASE OF EXCESS ACREAGE. After the drilling obligations in Section 2.01(a) of the Development Agreement have been satisfied, Assignee shall, on request, execute, acknowledge, and deliver to Assignor a recordable instrument (reasonably acceptable to Assignor) that (a) releases the Term Royalty Interest with respect to all Subject Development Lands and (b) assigns such Subject Development Lands to Assignor, except such portion thereof that covers and pertains to all Term Royalty Gas in, under and that may be produced from the Wellbores of any Completed Development Well. In addition, upon the completion of any Development Well or Completed Development Well, Assignee shall, on request, execute, acknowledge, and deliver to Assignor a recordable instrument (reasonably acceptable to Assignor) that stipulates and confirms that Assignee has no interest in any Development Well that does not constitute a Completed Development Well, and with respect to each Completed Development Well stipulates and confirms that Assignee's interest in such Completed Development Well is limited to the Term Royalty Interest in such Completed Development Well as necessary to give full effect to the Term Royalty Interest conveyed hereby. Any such confirmation and stipulation shall be made subject to the provisions of
Section  12.02  below.

                                   ARTICLE II
                                   DEFINITIONS

     This Article II defines certain capitalized words, terms, and phrases used in this Conveyance. Certain other capitalized words, terms, and phrases used in this Conveyance are defined elsewhere in this Conveyance.

     "Additional Lease" is defined in Section 12.01.
      ----------------


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
     "Adjusted  Completed  Development  Well  Value" means, with respect to each
      ---------------------------------------------
Completed Development Well, the value obtained by multiplying for each Completed Development Well drilled or caused to be drilled by Assignor during any Annual Period one (1) times the Working Interest (stated as a decimal fraction or 1.00, where Assignor holds a 100% Working Interest), that Assignor is required to bear in such Completed Development Well. For example, if Assignor holds an eighty-five percent (85%) Working Interest in a Completed Development Well, the computation would be:

                                  1 x .85 = .85

therefore, such Completed Development Well would have a .85 Adjusted Completed Development Well Value.

     "Affiliate"  means, for any specified Person, another Person that controls,
      ---------
is  controlled  by,  or  is  under  common  control  with, the specified Person.
"Control," in the preceding sentence, refers to the possession by one Person, directly or indirectly, of the right or power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract, or otherwise.

     "AMI  Areas"  mean  the areas depicted on the map set forth on Exhibit B as
      ----------
the Yawkey Freeman AMI and the PK AMI.

     "Annual Period" means the annual period commencing on April 1 each year and
      -------------
ending on March 31 of the succeeding year.

     "Assignee"  means  Black  Stone Minerals Company, L. P., a Delaware limited
      --------
partnership or its permitted designees.

     "Assignor"  is  defined  in  the  Introduction  to this Conveyance and also
      --------
includes all permitted successors and assigns of Assignor.

     "Assignor's Net Share of Gas" means the share of Subject Gas from each Well
      ---------------------------
that is attributable to Assignor's Net Revenue Interest in that Well.

     "Business  Day"  means  any  day  that is not a Saturday, Sunday, a holiday
      -------------
determined by the New York Stock Exchange, Inc. as "affecting 'ex' dates" or any other day on which national banking institutions in New York, New York are closed as authorized or required by law.

     "Chargeable Costs" is defined in Section 3.02(a).
      ----------------

     "Completed  Development  Well"  means  the Wellbore of any Development Well
      ----------------------------
that is completed pursuant to Section 2.02 of the Development Agreement in the Big Lime formation or deeper formation(s).

     "Conveyance" is defined in the Introduction to this Conveyance.
      ----------

     "Development  Agreement"  means  that certain Development Agreement between
      ----------------------
Assignor and the Assignee dated as of even date herewith.


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
     "Development  Well"  means  any  Gas  well  drilled,  within the meaning of
      -----------------
Section 2.01(b) of the Development Agreement, after the Effective Time of the Development Agreement on the Subject Development Lands.

     "Drilling Obligation Completion Date" means March 31, 2008.
      -----------------------------------

     "Effective  Time"  is  defined  in  the  Introduction to this Conveyance as
      ---------------
January  1,  2005.

     "Encumbrance"  means any mortgage, lien, security interest, pledge, charge,
      -----------
encumbrance, limitation, preferential right to purchase, consent to assignment, irregularity, burden, or defect.

     "Excess Costs" means the excess of Chargeable Costs from a prior month that
      ------------
are actually paid or are deemed to have been paid by Assignor during that month and not included in any such prior month's Chargeable Costs.

     "Existing  Gas  Purchase  Contract"  means  that  certain Natural Gas Sales
      ---------------------------------
Agreement dated March 16, 1993 by and between Mountaineer Gas Services, Inc. and Mountaineer Gas Company as heretofore and may hereafter be amended, modified or restated.

     "Fair  Value"  means,  with  respect  to  any  portion  of the Term Royalty
      -----------
Interest to be released pursuant to Section 11.02 or 11.03 in connection with a sale or release of any Well or Subject Interest, an amount of net proceeds which could reasonably be expected to be obtained from the sale of such portion of the Term Royalty Interest to a party which is not an Affiliate of either the Assignor or the Assignee on an arms-length negotiated basis, taking into account relevant market conditions and factors existing at the time of any such proposed sale or release, such net proceeds to be determined by deducting the Assignee's proportionate share of sales costs, commissions and brokerage fees, if any, actually paid.

     "Farmout  Agreements" means any farmout agreement, participation agreement,
      -------------------
exploration agreement, development agreement or any similar agreement.

     "Force Majeure" is defined in Section 13.02.
      --------------

     "Gas"  means  natural  gas  and  all  other  gaseous  hydrocarbons, and all
      ---
non-combustible gas that are contained in the full wellstream.

     "Governmental  Authority"  means  the  United States of America, any state,
      -----------------------
commonwealth, territory, or possession thereof, and any political subdivision of any of the foregoing, including courts, departments, commissions, boards, bureaus, agencies, and other instrumentalities.

     "Kentucky  Conveyance"  means the Term Royalty Conveyance (Kentucky) by and
      --------------------
between Assignor and Assignee dated as of even date herewith and effective as of the Effective Time. The Kentucky Conveyance shall be identical in terms to this Conveyance except where modified as appropriate.


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
     "Legal Requirement" means any law, statute, ordinance, decree, requirement,
      -----------------
order, judgment, rule, or regulation of, including the terms of any license or permit issued by, any Governmental Authority.

     "Mcf"  means thousand cubic feet of Gas and "MMcf" means million cubic feet
      ---
of Gas, measured and expressed in each case at the same temperature, pressure, and other conditions of measurement (a) provided in any contract for the purchase of Gas from the Subject Interest or, (b) if no such contract exists, provided by applicable state law for purposes of reporting production to Governmental Authorities.

     "Monthly Distribution Amount" is defined in Section 5.01(a).
      ---------------------------

     "Net  Revenue  Interest" means, the interest, stated as a decimal fraction,
      ----------------------
in Subject Gas production from a Well that Assignor is entitled to take with respect to Assignor's Subject Interest in that Well and the associated Subject Lands, subject only to the Permitted Production Burdens.

     "Non-Affiliate"  means,  for any specified Person, any other Person that is
      -------------
not an Affiliate of the specified Person.

     "Notice" is defined in Section 14.01.
      ------

     "Party," when capitalized, refers to Assignor or Assignee.
      -----

     "Parties," when capitalized, refers to Assignor and Assignee.
      -------

     "Pennsylvania  Conveyance" means the Term Royalty Conveyance (Pennsylvania)
      ------------------------
by and between Assignor and Assignee dated as of even date herewith and effective as of the Effective Time. The Pennsylvania Conveyance shall be identical in terms to this Conveyance except where modified as appropriate.

     "Permitted Encumbrances" means:
      ----------------------

          (a)     the  Permitted  Production  Burdens;

          (b)     the  Existing  Gas  Purchase  Contract;

          (c) Encumbrances that arise under operating agreements, Farmout Agreements, leases, assignments, and other instruments and agreements to secure payments of amounts not yet delinquent and that are of the type and nature customary in the oil and gas industry, as conducted in the Appalachian Basin;

          (d) Encumbrances that arise as a result of pooling and unitization agreements, declarations, orders, or Legal Requirements to secure payment of amounts not yet delinquent;

          (e) Encumbrances securing payments to mechanics and materialmen and Encumbrances securing payment of Taxes or assessments that are, in either case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;

          (f) conventional rights of reassignment that obligate Assignor to reassign all or part of any Subject Interest to a Third Person if Assignor intends to release or abandon such interest before the expiration of the primary term or other termination of such interest;

          (g) easements, rights-of-way, servitudes, permits, surface leases, surface use restrictions, and other surface uses and impediments on, over, or in respect of the Subject Interests that are not such as to interfere materially with the operation, value, or use of the Subject Interests;

          (h) covenants, conditions, and other terms subject to which Assignor acquired the Subject Interests;

          (i) rights reserved to or vested in any Governmental Authority to control or regulate any Subject Interests in any manner, and all applicable Legal Requirements;

          (j) the terms of the instruments creating the Subject Interests and Subject Lands;

          (k) any Prior Reversionary Interests disclosed in writing to Assignee prior to the execution of the Term Royalty Agreement that affect the Subject Interests;

          (l) other Encumbrances that affect any Subject Interest that do not, alone or in the aggregate, materially and adversely affect the operation, value, or use of the Subject Interests; and

          (m) mortgages, deeds of trust or other security interests burdening Assignor's interest in the Subject Interests or any extensions or renewals thereof and Subject Lands, including, without limitation, the Deed of Trust; provided however that any such mortgage, deed of trust or security interest shall not affect and shall be made expressly subject to the Term Royalty Conveyance;

all to the extent, and for so long as, such Permitted Encumbrances are (i) otherwise valid and enforceable against the Subject Interests, without recognizing, expressly or by implication, any rights or interests in any Third Person or Governmental Authority that such Third Person or Governmental Authority does not otherwise lawfully possess, or (ii) they do not cause Assignor's Net Revenue Interests in any Producing Well to be less than the Net Revenue Interest for that Producing Well as stated in Exhibit A-1.

     "Permitted  Production  Burdens"  means  (a)  all  Production  Burdens that
      ------------------------------
affected the Subject Interests when they were acquired by Assignor and (b) all Production Burdens that were created by Assignor, to the extent they do not cause Assignor's Net Revenue Interest in any (i) Producing Well to be less than the Net Revenue Interest for that Producing Well reflected in Exhibit A-1, or
(ii) Completed Development Well to be less than 87.5% (proportionately reduced to Assignor's Working Interest in such Completed Development Well). It is understood and agreed that with respect to Completed Development Wells, the Term Royalty Interest will be calculated on the basis that Assignor's Working Interest in the Subject Development Lands is not burdened by Production Burdens that exceed 12.5%. In the event that Assignor's Working Interest in any of the Completed Development Wells is subject to Production Burdens in excess of 12.5%, such excess burdens will be the sole responsibility of Assignor and paid out of Assignor's fifty percent (50%) interest in the Subject Development Lands retained by Assignor hereunder.

     "Person" means any natural person, corporation, partnership, trust, estate,
      ------
or other entity, organization, or association.

     "Producing  Well"  means  the  Wellbore  of each Gas well more particularly
      ---------------
described in Exhibit A-1, subject to the exceptions, exclusions and reservations set forth on such Exhibit A-1.

     "Post Production Cost Charge" is defined in Section 3.02(c).
      ---------------------------

     "Prime Interest Rate" is defined in Section 5.02(b).
      -------------------

     "Prior  Reversionary  Interest"  means  any  contract,  agreement,  Farmout
      -----------------------------
Agreement, lease, deed, conveyance or operating agreement disclosed in writing to Assignee prior to the execution of the Term Royalty Agreement that exists as of the Effective Time or that burdens the Subject Interests at the time such Subject Interests are acquired, that by the terms thereof requires a Person to convey any part of the Subject Interests to another Person, including any operating agreements, oil and gas leases, coal leases, and other similar agreements or instruments affecting the Subject Interests.

     "Production  Burdens"  means,  with  respect  to any Subject Lands, Subject
      -------------------
Interests, or Subject Gas, all royalty interests, overriding royalty interests, production payments, net profits interests, Prior Reversionary Interests and other similar interests that constitute a burden on, are measured by, or are payable out of the production of Gas or the proceeds realized from the sale or other disposition thereof.

     "Reasonably  Prudent  Operator Standard" means the standard of conduct of a
      --------------------------------------
reasonably prudent oil and gas operator in the Appalachian Basin under the same or similar circumstances, acting with respect to its own property and disregarding the existence of the Term Royalty Interest as a burden on such property.

     "Reserved Amounts" means those amounts set aside from Term Royalty Proceeds
      ----------------
by Assignor in accordance with the provisions of Section 5.04 below.

     "Sales  Price"  means,  for any month, the sales price received by Assignor
     -------------
per Mcf for Term Royalty Gas determined in accordance with the following provisions:

               (a) "sale" refers to any sale or other disposition of Term Royalty Gas for value, the value of such Gas that is sold or otherwise disposed of for valuable consideration being (i) with respect to any Gas not sold under the


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
          Existing Gas Contract, the sales price that Assignor receives for any such Gas sold pursuant to Section 4.01 for any such Gas, or (ii) with respect to any Gas sold under the Existing Gas Contract, notwithstanding the provisions of the Existing Gas Contract, the Sales Price for any Gas sold thereunder shall be deemed to be, for each month during the term of the Existing Gas Contract, the Platt's Inside FERC Gas Market Report first of the month posted Columbia Gas Transmission Corporation Appalachia Index price for Spot Gas Delivered to Pipelines for that month.

               (b) amounts of money not paid to Assignor when due by any purchaser of Term Royalty Gas (for example, Taxes or other amounts withheld or deducted by any such purchaser) shall not be included within the Monthly Distribution Amount until actually received by, or credited to the account of, Assignor;

               (c) advance payments and prepayments for future deliveries of Term Royalty Gas shall be included within the Monthly Distribution Amount, without interest, when received by Assignor; and

               (d) if a controversy or, in the reasonable opinion of Assignor's counsel, a possible controversy exists, whether by reason of any statute, order, decree, rule, regulation, contract, or otherwise, between Assignor and any purchaser of Term Royalty Gas or any other Person, about the correct Sales Price of any Term Royalty Gas, about deductions from the Sales Price, about Assignor's right to receive the proceeds of any sale of Term Royalty Gas, or about any other matter relating thereto, then monies withheld by the purchaser or deposited by such Purchaser or, after receipt, by Assignor with a Third Party escrow agent as a result of such controversy, shall not be included within the Monthly Distribution Amount until received by or returned to Assignor, as applicable. In addition, to the extent that Assignor receives interest on such payment, Assignor shall pay to Assignee its proportionate share of such interest.

     "Subject  Development  Lands"  means the lands subject to or covered by the
      ---------------------------
oil and gas leases described in Exhibit A-2, subject to the exceptions, exclusions and reservations set forth on such Exhibit A-2, as such Exhibit may be modified pursuant to Section 1.05 and Section 12.01.

     "Subject  Gas"  means with respect to each Well, Gas in and under, and that
      ------------
may be produced, saved, and sold from all producing horizons from the Wellbore of such Well, subject to the following:

               (a)     "Subject  Gas"  excludes  Gas  that  is:

                    (i) lost in accordance with the Reasonably Prudent Operator Standard in the production, gathering, or marketing of Gas, or that is liquefied and removed from the gas stream in the normal course of Assignor's operation, consistent with prior practice, via any method other than processing as contemplated in
               Section  4.04;


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
                    (ii) subject to the Reasonably Prudent Operator Standard, used in operations on the Subject Lands, including drilling and production operations on the Subject Development Lands);

                    (iii) retained by a Third Person, or Assignor (pursuant to Section 3.02(c)), for gathering, transportation, processing, or marketing services related to the Subject Gas in lieu of or in addition to cash payment for such services; or

                    (iv) in excess of the percentage attributable to Assignor's Net Share of Gas taken by Assignor to recover costs, or some multiple of costs, paid or incurred by Assignor under any operating agreement, unit agreement, or other agreement in connection with nonconsent operations conducted (or participated in) by Assignor.

               (b) "Subject Gas" includes Gas, not otherwise excluded above, that is sold or otherwise disposed of for valuable consideration.

     "Subject  Interests"  means  Assignor's  undivided interests in the Subject
      ------------------
Lands as lessee under Gas leases covering and affecting the Subject Lands, as an owner of the Subject Gas (or the right to extract such Gas), or otherwise, by virtue of which undivided interests Assignor has the right to conduct exploration, drilling, development, and Gas production operations on the Subject Lands, or to cause such operations to be conducted, or to participate in such operations by paying and bearing all or any part of the costs, risks, and liabilities of such operations, to drill, test, complete, equip, operate, and produce Wells to exploit the Gas. Any oil and gas lease or other similar instrument that covers Gas produced from the Subject Lands shall be considered a "Gas lease" hereunder, even if it also covers other substances. "Subject Interests" includes all extensions and renewals of Gas leases covering and affecting the Subject Lands acquired within six (6) months after the expiration or termination of any such lease, and all new Gas leases covering the Subject Lands (or any portion thereof) obtained by Assignor, or any Affiliate thereof prior to the termination of the Development Agreement. "Subject Interests" do not include (a) Assignor's rights to substances other than Gas; (b) Assignor's rights under contracts for the purchase, sale, transportation, storage, processing, or other handling or disposition of Gas; (c) Assignor's interests in, or rights with respect to, pipelines, gathering systems, storage facilities, processing facilities, or other equipment or facilities, other than the Wells; or (d) subject to Section 1.04(c), any after-acquired, additional, or enlarged interests in the Wells, Subject Lands or Subject Gas, except those reflected in Exhibit A-1 or Exhibit A-2 or any Additional Lease as provided for in Section 12.01, or extensions and renewals covered by the preceding sentence. "Subject Interests" may be owned by Assignor by virtue of grants or reservations in deeds, Gas leases, or other instruments, or by virtue of operating agreements, pooling or unitization agreements or orders, or other kinds of instruments, agreements, or documents, legal or equitable, recorded or unrecorded. The Subject Interests are subject to the Permitted Encumbrances.

     "Subject  Lands"  means  collectively,  the Subject Producing Lands and the
      --------------
Subject  Development  Lands.

     "Subject  Producing Lands" means the lands subject to or covered by the oil
      ------------------------
and gas leases described in Exhibit A-1 for lands related to the Producing Wells, subject to the exceptions, exclusions and reservations set forth on such Exhibit A-1.

     "Taxes" is defined in Section 3.02(b).
      -----

     "Term" is defined in Section 1.02.
      ----

     "Term  Royalty Agreement" means that certain Term Royalty Agreement between
      -----------------------
Assignor and the Assignee dated as of May 17, 2005.

     "Term  Royalty  Conveyances"  means  collectively,  this  Conveyance,  the
      --------------------------
Kentucky  Conveyance  and  the  Pennsylvania  Conveyance.

     "Term  Royalty  Gas"  means, for any month, that percentage of Gas to which
      ------------------
the  Assignee  is  entitled,  calculated  in  accordance  with  Section  3.01.

     "Term Royalty Interest" means the variable undivided interest in and to the
      ---------------------
Subject Interests, to the extent that the Subject Interests pertain to Gas in, under and that may be produced from the Wellbores of the Wells, sufficient to cause Assignee to receive a volume of Term Royalty Gas and the revenues attributable thereto calculated and paid in money in accordance with Section 3.01.

     "Term  Royalty Proceeds" means for any month, proceeds received by Assignor
      ----------------------
for the account of Assignee, as the Assignee's marketing and payment agent and representative, from the sale of Term Royalty Gas under this Conveyance less Chargeable Costs calculated in accordance with Section 3.03.

     "Termination Date" is defined in Section 1.02.
      -----------------

     "Third  Person"  means  a  Person other than Assignor or Assignee, or their
      -------------
respective  Affiliates.

     "Total  Drilling  Commitment"  means  that  number of Completed Development
      ---------------------------
Wells where the cumulative total of all such Adjusted Completed Development Well Value for all Completed Development Wells drilled or cause to be drilled by Operator equals 180.

      "Total  Subject  Gas"  means the total of all Subject Gas from each of the
       -------------------
applicable  Term  Royalty  Conveyances.

      "Transfer" including its syntactical variants, means any assignment, sale,
       --------
transfer, conveyance, or disposition of any property; provided, Transfer as used herein does not include the granting of a security interest in Assignor's interest in any property including the Subject Interests or Subject Lands so long as any such security interest shall not affect and is made expressly subject to the Term Royalty Interest.

     "Wellbore" means the wellbore of any Well from the surface of the ground to
      --------
the  total  depth  of  such  Well.

      "Wells"  means, collectively, the Wellbores of the Producing Wells and the
       -----
Completed  Development  Wells.

     "Working  Interest"  means with respect to any Well, the interest in and to
      -----------------
such Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Well.

                                   ARTICLE III
                         CALCULATION OF TERM ROYALTY GAS

     SECTION 3.01 CALCULATION. Term Royalty Gas shall be calculated in accordance with the following formula:

          With  respect  to  any  Producing  Well:

          NINETY PERCENT (90%) X (ASSIGNOR'S NET SHARE OF GAS PRODUCED DURING THAT MONTH).

          With  respect  to  any  Completed  Development  Well:

          FIFTY PERCENT (50%) X (ASSIGNOR'S NET SHARE OF GAS PRODUCED DURING THAT MONTH).

It is understood and agreed that with respect to Completed Development Wells, the Term Royalty Interest will be calculated on the basis that Assignor's Working Interest in the Subject Development Lands is not burdened by Production Burdens that exceed 12.5%. In the event that Assignor's Working Interest in any of the Completed Development Wells is subject to Production Burdens in excess of 12.5%, such excess burdens will be the sole responsibility of Assignor and paid out of Assignor's fifty percent (50%) interest in the Subject Development Lands retained by Assignor hereunder.

     SECTION  3.02     CHARGEABLE  COSTS.

          (a) DEFINITION. Subject to Section 5.04 hereof, for each month, "Chargeable Costs" means the sum of (i) Taxes, (ii) the Post Production Cost
 -----------------
Charge and (iii) any Excess Costs. All other costs, including, without limitation, those costs associated with or paid or incurred in connection with the drilling, testing, completing, equipping for production, operating and plugging and abandoning of the Wells shall be borne solely by Assignor and shall not be included as Chargeable Costs.

          (b)     TAXES.  "Taxes"  means  general  property,  ad  valorem,
                           -----
production, severance, sales, gathering, windfall profit, excise, and other taxes, except income and franchise taxes, assessed or levied (i) on or in connection with the Subject Interests, the Term Royalty Interest, this Conveyance, production of Subject Gas, Assignor's Net Share of Gas, or the Term Royalty Gas (or the proceeds from the sale thereof), or (ii) against Assignor as owner of the Subject Interests or Assignee as owner of the Term Royalty Interest.

          (c)     POST  PRODUCTION  COST  CHARGE.  (i)  "Post  Production  Cost
                                                         ----------------------
Charge"  means  those  costs  incurred  by  Assignor  (including,  internal post
------
production costs and Third Person post production costs) to gather, transport, compress, process, treat, dehydrate and market the Subject Gas, including any costs as may be required to make merchantable and to deliver such Gas to market; provided, any internal post production costs of Assignor and its Affiliates that are part of the Post Production Cost Charge shall not exceed the weighted average post production costs of all Third Parties in the area where the Subject Gas is being produced for similar services; and further shall not exceed, on a weighted average basis, such internal costs as are deducted by Assignor from its payments of royalties to the owners of the royalty interests in the Subject Gas and provided, further, with respect to marketing costs, only Non-Affiliate marketing costs shall be included, and marketing costs of Assignor and its Affiliates with respect to any Subject Gas will be specifically excluded from the Post Production Cost Charge. Any costs, fees or expenses that are properly charged or allocated to the Term Royalty Gas pursuant to another provision of this Conveyance (including, as provided for in the definition of Subject Gas) shall not be included as part of the Post Production Cost Charge. (ii) Notwithstanding the provisions of Section 3.02(c)(i) above, for the period from June 10, 2005 until June 10, 2006, Assignor's internal post production costs relating to Assignor's facilities in existence as of June 10, 2005 shall not exceed the amounts being charged by Assignor as of June 10, 2005, and for the period from June 10, 2006 until June 10, 2010 such Post Production Cost Charge may be increased annually by multiplying such internal post production costs currently in use by the percentage increase recommended by the All Urban
Consumers  (CPI-U)  -  U.  S.  City  Average  CPI,  or  a  comparable  index.

     SECTION 3.03 CALCULATION OF TERM ROYALTY PROCEEDS. Term Royalty Proceeds shall be calculated by multiplying the volume of Term Royalty Gas (on an mcf basis) for the applicable month by the Sales Price less the Chargeable Costs associated with such Term Royalty Gas for the applicable month.

                                   ARTICLE IV
                          MARKETING OF TERM ROYALTY GAS

     SECTION 4.01 RIGHTS AND DUTIES REGARDING MARKETING OF TERM ROYALTY GAS. Assignor shall market or shall cause to be marketed Assignor's Net Share of Gas (including the Term Royalty Gas) in good faith in accordance with the Reasonably Prudent Operator Standard and Section 4.02(d). Assignor shall use commercially reasonable efforts in connection with any sale of Assignor's Net Share of Gas (including the Term Royalty Gas) to (a) obtain the best available market price in the area for such Gas and (b) to obtain, as soon as reasonably practicable, full payment for such Gas; provided, however that it shall not be considered a breach of Assignor's marketing duty or standard of conduct (i) for Assignor to market such Gas to an Affiliate of Assignor, so long as Assignor receives the applicable Sales Price therefor, which in any event shall not be less than the volume weighted average price upon which Assignor pays royalties to the owners of the royalty interests in the Subject Gas, or (ii) for Assignor or its Affiliates to receive the Post Production Cost Charge.

     SECTION  4.02     ASSIGNEE'S  AGENT  AND  REPRESENTATIVE.

          (a) APPOINTMENT. Assignee appoints Assignor as the Assignee's agent and representative to market and deliver or cause to be marketed and delivered all Term Royalty Gas and to collect and receive all payments therefrom under any gas purchase agreement or contract without deduction (except to the extent Chargeable Costs are deducted for any month). The appointment of Assignor as the Assignee's agent and representative for such purpose is also a material item of consideration to the Parties in connection with the execution and delivery of this Conveyance. Assignee may not remove Assignor from office as the Assignee's agent and representative, except for cause upon a material breach by Assignor of its duties to the Assignee under this Conveyance.

          (b) DUTIES AND POWERS. As the Assignee's agent and representative, Assignor shall receive all payments for the sale of the Term Royalty Gas and account to Assignee, receive and make all communications with the purchaser of such Gas, and otherwise act and speak for the Assignee in connection with the sale of the Term Royalty Gas. Third Persons may rely conclusively on the authority of Assignor to market the Term Royalty Gas, and with respect to Third Persons, the Assignee shall be conclusively bound by the acts of Assignor in connection with the sale of Term Royalty Gas. It shall not be necessary for Assignee to join Assignor in the execution of any division order, transfer order, or other instrument, agreement, or document relating to the sale of the Term Royalty Gas. Third Persons may pay all Term Royalty Proceeds for the sale of such Gas directly to Assignor, without the necessity of any joinder by or consent of Assignee or any inquiry into the use or disposition of such proceeds by Assignor.

          (c) PROHIBITED ACTS. Assignor may not act or speak for the Assignee on any matter, except as otherwise specifically provided in this Conveyance, the Term Royalty Agreement or the Development Agreement.

          (d) STANDARD OF CONDUCT. In exercising its powers and performing its duties as the Assignee's agent and representative, Assignor shall act in good faith and in accordance with the Reasonably Prudent Operator Standard, consistent with Assignor's prior practices. It shall not be a violation of such standard of conduct for Assignor (i) to sell Assignor's Net Share of Gas or the Term Royalty Gas to an Affiliate pursuant to any gas purchase agreement or contract, or (ii) to delegate some or all of Assignor's duties as the Assignee's agent and representative to its Affiliates so long as in either of such events such Affiliates perform in good faith and in accordance with the Reasonably Prudent Operator Standard, with Assignor remaining liable to the Assignee for the performance of such Affiliates.

          (e) TERMINATION OF AUTHORITY. Assignor may not resign as the Assignee's agent and representative without the prior written consent of the Assignee, except that Assignor may resign as the Assignee's agent and representative without such consent with respect to any Subject Interests Transferred by Assignor in accordance with the terms of this Conveyance. If such Transfer is in connection with Subject Interests which are burdened by the Term Royalty Interest, Assignor must cause the purchaser to assume the duties of the Assignee's agent and representative with respect to such Subject Interests acquired by that purchaser and to be bound by the provisions of this Article IV.

     SECTION 4.03 SALE AND DELIVERY OF SUBJECT GAS. Assignor (while serving as the Assignee's agent and representative) shall sell or cause to be sold Assignor's Net Share of Gas (including Term Royalty Gas) and shall deliver or cause to be delivered Assignor's Net Share of Gas (including Term Royalty Gas) to the purchasers thereof into the pipelines to which the Wells producing such Gas are connected.

     SECTION 4.04 PROCESSING. Assignor may process Assignor's Net Share of Gas (including Term Royalty Gas) to remove liquid and liquefiable hydrocarbons and may commit any of the Subject Interests (including the Term Royalty Interest attributable thereto) to an agreement for processing minerals (pursuant to which, for example, the plant owner or operator receives a portion of the Subject Gas or plant products therefrom or proceeds of the sale thereof as a fee for processing), so long as Assignor enters into such processing arrangements in good faith and in accordance with the Reasonably Prudent Operator Standard and consistent with Assignor's prior practice. Assignee shall be bound by such arrangements, shall permit Assignor's Net Share of Gas (including the Term Royalty Gas) to be processed by Assignor or its contractor, but shall have no right to any liquid or liquefiable hydrocarbons obtained by such processing or to the proceeds from the sale thereof, except, to the extent Assignor receives any such proceeds from the sale of any liquid or liquefiable hydrocarbons, Assignor shall pay to Assignee its proportionate share of such proceeds.
Assignee shall not, however, be personally liable for any costs or risks associated with such processing operations. Assignee shall not suffer, either directly or indirectly, any Btu reduction or volume reductions associated with any such internal processing; provided however, that any Btu reduction or volume reduction resulting from such processing by a Third Party, if any, shall be passed through on a proportional basis to Assignee.

                                    ARTICLE V
                                     PAYMENT

     SECTION  5.01     OBLIGATION  TO  PAY.

          (a) MONTHLY DISTRIBUTION AMOUNT. On or before the last day of each month, Assignor shall pay by wire transfer to the Assignee the Term Royalty Proceeds for which payment has been received by Assignor by the 15th day of such month, and for which Assignee has not been previously paid, such amount to be increased by the amount of any damages payable to the Assignee under Section 1.04(b) above (subject to the right of set off in Section 1.04(c) above) and decreased by any Reserved Amounts as provided for in Section 5.04 below and further decreased by any quarterly incentive distribution due to Assignor pursuant to Section 5.05 below ("Monthly Distribution Amount").
                                      -----------------------------

          (b) FINAL MONTHLY DISTRIBUTION AMOUNT. On or before the last day of the final month in which Assignee is due a Monthly Distribution Amount hereunder, Assignor shall pay to the Assignee, in addition to such final Monthly Distribution Amount, all unexpended Reserved Amounts, except for such amounts as may be required to pay any outstanding but unpaid liabilities related to the Term Royalty Interest as provided for under the terms of this Agreement.

          (c) NO SEGREGATED ACCOUNT. All amounts received by Assignor from the sale of Assignor's Net Share of Gas and the Term Royalty Gas, as applicable, for any month shall be held by Assignor in one of its general bank accounts and Assignor will not be required to maintain a segregated account for such funds.

          (d) DISPUTED PROCEEDS. If Assignor receives any amounts of money from the sale of Term Royalty Gas that is subject to controversy or, in the reasonable opinion of counsel for Assignor, possible controversy, Assignor shall promptly deposit the money with a Third Person escrow agent in a segregated interest-bearing account. Such amount shall not be treated as a portion of Term Royalty Proceeds so long as it remains with such escrow agent, but shall be treated as a portion of the Term Royalty Proceeds, along with the accrued interest, when received by Assignor from such escrow agent and paid over by Assignor to Assignee.

     SECTION  5.02     INTEREST  ON  PAST  DUE  PAYMENTS.

          (a) OBLIGATION TO PAY. Any Term Royalty Proceeds or other amounts of money not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest at the Prime Interest Rate on the overdue amount commencing on the sixth (6th) day after such due date and ending on the date such amount is paid.

          (b)     DEFINITION.  "Prime Interest Rate" means the lesser of (i) the
                                -------------------
rate  of  interest per annum publicly announced from time to time by Wells Fargo
Bank as its "prime rate" in effect at its principal office in New York City (each change in the Prime Rate to be effective on the first day of the month following the date such change is publicly announced), with the understanding that such bank's "prime rate" may be one of several base rates, may serve as a basis upon which effective rates are from time to time calculated for loans making reference thereto, and may not be the lowest of such bank's base rates or
(ii)  the maximum rate of interest permitted under applicable Legal Requirement.

     SECTION  5.03     OVERPAYMENTS  AND  REFUNDS.

          (a) OVERPAYMENTS. If Assignor ever pays Assignee more than the amount of money then due and payable to the Assignee under this Conveyance, Assignee shall not be obligated to return the overpayment, but Assignor may at any time thereafter deduct from Term Royalty Proceeds and retain for its own account an amount equal to the overpayment, plus interest at the Prime Interest Rate on such amount, commencing on the sixth (6th) day after the date of the overpayment and ending on the date such amount is recovered by Assignor from Term Royalty Proceeds; provided however, that in the event of any such overpayment, Assignor shall promptly provide Assignee with written notice of the amount of the overpayment and Assignee may, at its election, remit the amount of the overpayment to Assignor.

          (b) REFUNDS. If Assignor is ever legally obligated to pay any Third Person, including any gas purchaser or Governmental Authority, any refund, interest, penalty, or other amount of money, because any payment of Term Royalty Proceeds received by Assignor for the account of Assignee exceeded the amount due or lawful under any applicable contract, Legal Requirement, or other obligation, Assignor may thereafter deduct from Term Royalty Proceeds and retain for its own account an amount equal to such payment, plus interest at the Prime

Interest Rate on such amount, from the date of the sixth (6th) day after such payment to the date such amount is recovered by Assignor from Term Royalty Proceeds; provided however, that in the event of any such refund, Assignor shall promptly provide Assignee with written notice of the amount of the refund and Assignee may, at its election, remit the amount of the refund to Assignor.

     SECTION 5.04 RESERVED AMOUNTS. At any time and from time to time under this Conveyance, Assignor may set aside from Term Royalty Proceeds ninety percent (90%) with respect to Subject Producing Lands and fifty percent (50%) with respect to Subject Development Lands of the amounts determined in good faith and in accordance with the Reasonably Prudent Operator Standard necessary to pay, when due, known or anticipated costs or liabilities which may be incurred in future months with respect to Taxes assessed or levied with respect to a time period in excess of a month (the "Reserved Amounts"). As Reserved
                                                ----------------
Amounts are expended by Assignor to cover applicable Taxes in a month, Chargeable Costs shall be reduced in such month by an amount equal to the Reserved Amounts so expended. In the event that Assignor overestimates the cost of any Taxes for which it has set aside Reserved Amounts, the excess amount shall be applied against any other Chargeable Costs (which shall be reduced by an amount equal to such excess Reserved Amounts so expended), or paid as Term Royalty Proceeds in the month following the month in which it is determined that Assignor has set aside excess Reserved Amounts.

     SECTION 5.05 INCENTIVE PAYMENTS TO ASSIGNOR. In the event the quarterly aggregate of Monthly Distribution Amounts exceeds the specified thresholds for each quarter as set forth in the Term Royalty Agreement (the "Distribution Targets"), Assignor will be entitled to receive a quarterly incentive distribution equal to thirty percent (30%) of the amount, if any, by which the quarterly aggregate of the Monthly Distribution Amounts exceeds the Distribution Target for such quarter. Any such incentive distribution may be offset against the Monthly Distribution Amount due Assignee for the last month for the quarter in question.

                                   ARTICLE VI
                               RECORDS AND REPORTS

     SECTION  6.01     BOOKS,  RECORDS,  AND  ACCOUNTS.

          (a) OBLIGATION TO MAINTAIN. Assignor shall maintain true and correct books, records, and accounts of (i) all transactions required or permitted by this Conveyance and (ii) the financial information necessary to effect such transactions, including the financial information needed to calculate each Monthly Distribution Amount.

          (b) RIGHT OF INSPECTION. Assignee or its representative, at the Assignee's expense, may inspect and copy such books, records, and accounts in the offices of Assignor during normal business hours and upon reasonable notice.

     SECTION  6.02     STATEMENTS.

          (a) MONTHLY STATEMENTS. Together with the Monthly Distribution Amount, Assignor shall deliver to Assignee a statement showing the computation of Term Royalty Gas and Term Royalty Proceeds.

          (b) CONTENTS OF STATEMENTS. Each Monthly Statement delivered by Assignor to Assignee pursuant to this Section 6.02 shall state on a Well basis,
(i) the Well identification number, (ii) the product type, (iii) the applicable production month, (iv) the total volume on an Mcf basis distributed to the Well and net to the Term Royalty Interest, (v) the applicable Sales Price on an Mcf basis, (vi) the applicable Btu factor utilized at the pay meter or average thereof if there are multiple pay meters, (vii) the gross revenue distributed to the Well and the net Term Royalty Proceeds, (viii) the net severance taxes, and
(ix) the net Post Production Cost Charges and Excess Costs to the extent such deductions are separately identified in the Assignor's Price Waterhouse Accounting System ("EGOS") or comparable system which has been installed by Assignor to replace the EGOS accounting system, (x) the Monthly Distribution Amount. Such statement shall further set forth the detail on an aggregate basis as to the manner in which any incentive distribution referenced in Section 5.05 is calculated. Notwithstanding the foregoing, Assignee and Assignor may mutually agree upon subsequent modifications to the Monthly Statement, it being the intent of the Parties that Assignor provide Assignee with reasonably adequate information to calculate the Monthly Distribution amount to the extent available electronically on Assignor's EGOS accounting system or comparable system which has been installed by Assignor to replace the EGOS accounting system.

     SECTION 6.03 ASSIGNEE'S EXCEPTIONS TO MONTHLY STATEMENTS. All Monthly Statements rendered to Assignee by Assignor during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said 24-month period Assignee takes written exception thereto and makes claim on Assignor for an adjustment. No adjustment favorable to Assignor shall be made unless it is made within the same 24-month period. Any such Notice must set forth in reasonable detail the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed. Assignor and Assignee shall meet to negotiate and resolve any exceptions within fifteen
(15) days of Assignor's receipt of Assignee's Notice thereof. Any items not agreed to at the end of the 15-day period may, at either party's request, be resolved by arbitration, with a nationally recognized accounting firm which does not perform work for either Assignee or Assignor acting as arbitrator to decide all points of disagreement with respect to such Monthly Statement(s). The decision of such firm on all such points shall be binding upon the parties. The costs and expenses of such firm shall be borne by the Party against whom the decision is rendered, or in the event the decision is rendered favorably in part to each Party, on a proportional basis.

     SECTION  6.04     OTHER  INFORMATION.

          (a) RESERVE REPORT INFORMATION; DISCLOSURE. In addition to the Monthly Statements to be provided under Section 6.02(a) above, Assignor shall each June and December during the Term also provide Assignee with such technical information in Assignor's possession as reasonably requested by Assignee to permit Assignee to prepare its own reserve report. At Assignee's request, subject to applicable restrictions on disclosure and transfer of information, Assignor shall give Assignee and its designated representatives reasonable access in Assignor's office during normal business hours to all geological, Well, and production data in Assignor's possession or Assignor's Affiliates' possession, relating to operations on the Subject Lands.

          (b) DISCLAIMER OF WARRANTIES AND LIABILITY. Assignor makes no representations or warranties about the accuracy or completeness of any such data, reports, or studies and shall have no liability to Assignee, the Assignee or any other Person resulting from such data, studies, or reports.

          (c) NO ATTRIBUTION. Assignee shall not attribute to Assignor or such consulting engineers any reports or studies or the contents thereof in any securities filings or reports to owners or holders of interests in the Assignee.

          (d) CONFIDENTIALITY. All information furnished to the Assignee, its designated representatives and investors pursuant to this Section 6.04 is confidential and for the sole benefit of such parties and shall not be disclosed by Assignee, its designated representatives or its investors to any other Person, except to the extent that such information (i) is required in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Assignee, (ii) is required in response to any summons or subpoena or in connection with any litigation, (iii) is believed to be required in order to comply with any applicable Legal Requirement to the Assignee, (iv) was publicly available or otherwise known to the recipient at the time of disclosure or (v) subsequently becomes publicly available other than through any act or omission of the recipient; provided, however, with respect to the disclosures with respect to items (i), (ii) and (iii) above, Assignee will notify Assignor prior to any such disclosure in order to provide Assignor an opportunity to seek to limit any such required disclosure.

                                   ARTICLE VII
                          NO LIABILITY OF THE ASSIGNEE

     SECTION 7.01 ASSIGNEE NOT LIABLE. Assignee shall not be personally liable or responsible under this Conveyance for any cost, risk, liability, or obligation associated in any way with the ownership or operation of the Subject Lands, the Subject Interests, the Wells, or the Subject Gas, or the plugging and abandoning of any Wells, and Assignor shall hold harmless and indemnify Assignee from and against any and all such cost, risk, liability or obligation (including, without limitation, court costs and reasonable attorneys' fees) that are attributable thereto, including, but not limited to, any liability resulting from the condition thereof under any federal, state, or local statute, regulation, rule, ordinance or order relating to the environment or health and safety). The foregoing sentence does not restrict the right of Assignor to deduct Chargeable Costs in calculating the volumes of the Term Royalty Gas or Term Royalty Proceeds.

                                  ARTICLE VIII
                                   OPERATIONS

     SECTION 8.01 STANDARDS OF CONDUCT. Except as otherwise specifically provided in this Conveyance, Assignor shall (a) operate and maintain the Subject Interests and Wells and (b) make elections under each applicable lease, operating agreement, unit agreement, contract for development, and other similar instrument or agreement (including elections concerning abandonment of any Well or release of any Subject Interest) in good faith and in accordance with the Reasonably Prudent Operator Standard and consistent with Assignor's prior practice.

Such standard shall be interpreted for purposes of this Conveyance to impose a duty upon Assignor to continuously produce all Wells which are capable of producing in paying quantities, except (a) where a temporary cessation of production is necessary in connection with routine maintenance or for safety reasons, or (b) in the event of the occurrence of an event of Force Majeure, in which instance the provisions of Article XIII below shall control.

     SECTION 8.02 ABANDONMENT OF PROPERTIES. Nothing in this Conveyance, other than the Reasonably Prudent Operator Standard, shall obligate Assignor to continue to operate any Well or to operate or maintain in force or attempt to maintain in force any Subject Interest when such Well or Subject Interest ceases to produce, or Assignor determines, in good faith and in accordance with Section
8.01 above, that such Well or Subject Interest is not capable of producing Gas in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof. Any Well abandoned by Assignor hereunder shall be plugged and abandoned, at Assignor's sole risk and expense, in accordance with all applicable federal, state and/or local laws, statutes, rules and regulations.

     SECTION 8.03 INSURANCE. Assignor may, but is not required by this Conveyance to, carry insurance on any Subject Interest or Well, or covering any risk with respect thereto. Assignor shall never be liable to the Assignee on account of any injury or loss to the Subject Interests or any Well, whether insurable or uninsurable, not covered by insurance. If Assignor elects to carry insurance, the premiums shall not be included in Chargeable Costs, and Assignor shall retain all proceeds of such insurance.

                                   ARTICLE IX
                             POOLING AND UNITIZATION

     SECTION 9.01 POOLING OF SUBJECT INTERESTS. Certain Subject Interests have been heretofore pooled and unitized for the production of Gas. Such Subject Interests are and shall be subject to the terms and provisions of the applicable pooling and unitization agreements, and the Term Royalty Interest in each pooled or unitized Subject Interest shall apply to and affect only the Gas produced from such units that accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreements.

     SECTION  9.02     POOLING  AND  UNITIZATION.

          (a) RIGHT TO POOL. Assignor has the exclusive right and power (as between Assignor and the Assignee), exercisable only during the period provided in Section 9.03, to pool or unitize any Subject Interest and to alter, change, amend, or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the Subject Lands, as to any one or more of the formations or horizons, and as to any Gas, upon such terms and provisions as Assignor shall in its sole discretion deem appropriate. No pooling or unitizing of the Subject Interests pursuant hereto shall have the effect of reducing Assignor's Net Revenue Interest in any Producing Well to less than the Net Revenue Interest for that Producing Well reflected in Exhibit A-1, and, in the event Assignor's Net Revenue Interest in any Producing Well is reduced by virtue of any such pooling or unitizing to less than the indicated interests, such reduction shall be deemed a breach of the warranty provided for in Section 1.04(a) and Assignee shall be entitled to the remedy provided for in Section 1.04(b).

          (b) EFFECT OF POOLING. Subject to the limitations on reduction of Net Revenue Interest set forth in Sections 9.01 and 9.02(a) above, if and whenever through the exercise of such right and power, or pursuant to any Legal Requirement now existing or hereafter enacted or promulgated, any Subject Interest is pooled or unitized in any manner, the Term Royalty Interest, insofar as it affects such Subject Interest, shall also be pooled and unitized. It shall not be necessary for the Assignee to agree to, consent to, ratify, confirm or adopt any exercise of pooling or unitization of any Subject Interest by Assignor.

     SECTION  9.03     APPLICABLE  PERIOD.  Assignor's  powers  and  rights  in
Section 9.02 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one (21) years after the death of such last survivor, or the Term of this Conveyance, whichever period shall first expire.

                                    ARTICLE X
                              GOVERNMENT REGULATION

     SECTION 10.01 LEGAL REQUIREMENTS. All obligations of Assignor under this Conveyance are, and shall be, subject to all applicable Legal Requirements and the instruments, documents, and agreements creating the Subject Interests.

     SECTION 10.02 FILINGS. Assignor shall use its reasonable discretion in making filings for itself and on behalf of the Assignee with any Governmental Authority having jurisdiction with respect to matters affecting the Subject Interests, the Subject Lands, the Wells or the Subject Gas.

                                   ARTICLE XI
                    ASSIGNMENT AND SALE OF SUBJECT INTERESTS

     SECTION  11.01     ASSIGNMENT BY ASSIGNOR SUBJECT TO TERM ROYALTY INTEREST.

          (a) RIGHT TO SELL. Assignor may not sell any Subject Lands, Subject Interests and/or Wells prior to the time that Assignor has fulfilled its drilling obligations under Section 2.01 of the Development Agreement. Thereafter, subject to the limitations set forth in this Article XI, Assignor may from time to time Transfer, mortgage, or pledge the Wells, the Subject
Interests, or any part thereof or undivided interest therein, subject to the Term Royalty Interest and this Conveyance. Assignor shall cause the assignee, purchaser, transferee, or grantee, of any such transaction to take the affected Subject Interests subject to the Term Royalty Interest and this Conveyance and, from and after the actual date of any such Transfer, to (i) assume Assignor's obligations under this Conveyance with respect to such Term Royalty Interest, or
(ii) in the case of a mortgage or pledge, to make any such mortgage or pledge expressly subject to the Term Royalty Interest.

          (b) EFFECT OF SALE. In the event any such assignee, purchaser, transferee, or grantee, has assumed Assignor's obligations under this Conveyance with respect to such Term

Royalty Interest, from and after the actual date of any such Transfer by Assignor, Assignor shall be relieved of all obligations, requirements, and responsibilities arising under this Conveyance with respect to the Subject Interests Transferred, except for those that accrued prior to such date.

          (c) ALLOCATION OF CONSIDERATION. Assignee is not entitled to receive any share of the sales proceeds received by Assignor in any transaction permitted by this Section 11.01.

          (d) SEPARATE INTEREST. Effective on the effective date of any Transfer of any Subject Interest subject to this Section 11.01, Term Royalty Gas and Term Royalty Proceeds shall thereafter be computed separately with respect to such Subject Interests, and the assignee, buyer, transferee, or grantee of such Subject Interests shall thereafter serve as the Assignee's agent and representative under Article IV with respect to such interests and shall pay all corresponding Term Royalty Proceeds directly to Assignee.

     SECTION  11.02     SALE  AND  RELEASE  OF  PROPERTIES.

          (a) TRANSFER. With Assignee's express prior written consent, Assignor may from time to time, Transfer the Wells, the Subject Interests, or any part thereof or undivided interest therein, along with the Term Royalty
Interest. In such event, this Conveyance shall no longer apply to such interests.

          (b) MORTGAGE OR PLEDGE. Notwithstanding the restrictions on Transfer otherwise imposed herein, Assignor may mortgage or pledge any Development Well that is not a Completed Development Well and its interest in any Well to a Third Person without Assignee's consent so long as such mortgage or pledge does not affect and is made expressly subject to the Term Royalty Conveyance.

     SECTION  11.03     RELEASE  OF  OTHER  PROPERTIES.

          (a) PRIOR REVERSIONARY INTERESTS. In the event that any Person notifies Assignor that pursuant to a Prior Reversionary Interest that Assignor is required to convey any of the Subject Interests to such Person, Assignor may provide such conveyance with respect to such Subject Interest.

          (b) PAYMENTS. In the event that Assignor receives compensation pursuant to any Prior Reversionary Interest in connection with any conveyance, Assignor shall remit to the Assignee an amount equal to the product of (i) such amount actually received by Assignor with respect to such reconveyance and (ii) a fraction the numerator of which is (aa) the Fair Value of the Royalty Interest released and the denominator of which is (bb) the Fair Value of the Subject
Interest that is being released. Assignor shall make such payment to the Assignee on the last day of the month in which Assignor receives such payment.

          (c) RELEASE FOR PRIOR REVERSIONARY INTERESTS. In connection with any conveyance provided for in Section 11.03(a) above, Assignee shall, on request, execute, acknowledge, and deliver to Assignor a recordable instrument (reasonably acceptable to Assignor) that releases the Term Royalty Interest and this Conveyance with respect to any such Well or Subject Interests.

     SECTION 11.04 EFFECT OF PRIOR REVERSIONARY INTERESTS. From and after the actual date of any conveyance provided for in Section 11.03(a), Assignor and any assignee, purchaser, transferee or grantee of such Subject Interest shall be relieved of all obligations, requirements, and responsibilities arising under the Term Royalty Interest or this Conveyance with respect to the Subject Interests Transferred, except for those that accrued prior to such date.

     SECTION 11.05 FARMOUT. Except with Assignee's prior written consent, which shall not be unreasonably withheld, Assignor may not enter into Farmout Agreements with Third Persons with respect to the Subject Interests in the Subject Development Lands prior to Assignor's satisfying the drilling obligations under Section 2.01 of the Development Agreement, and then only if such Farmout Agreement does not have the effect of reducing Assignor's Net Revenue Interest in any Producing Well to less than the Net Revenue Interest for that Producing Well reflected in Exhibit A-1. In the event Assignor's Net Revenue Interest in any Producing Well is reduced by virtue of any such Farmout Agreement to less than the indicated interests, such reduction shall be deemed a breach of the warranty provided for in Section 1.04(a) and Assignee shall be entitled to the remedy provided for in Section 1.04(b).

     SECTION 11.06 TRANSFER OF SUBJECT DEVELOPMENT LANDS. Assignor will not Transfer any Producing Well or Subject Producing Lands, or Completed Development Well or any of the Subject Interests comprising a part of the Subject Development Lands, pursuant to Sections 11.01 and 11.02 prior to Assignor satisfying the drilling obligations under Section 2.01 of the Development Agreement.

     SECTION  11.07     CHANGE  IN  OWNERSHIP.

          (a) OBLIGATION TO GIVE NOTICE. No change of ownership or of the right to receive payment of the Term Royalty Interest, or of any part thereof, however accomplished, shall bind Assignor until notice thereof is furnished to Assignor by the Person claiming the benefit thereof, and then only with respect to payments made after such Notice is furnished.

          (b) NOTICE OF TRANSFER. Notice of Transfer shall consist of a certified copy of the recorded instrument accomplishing the same.

          (c) NOTICE OF OTHER CHANGES OF OWNERSHIP. Notice of change of ownership or of the right to receive payment accomplished in any other manner (e.g., by dissolution of the Assignee) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all Persons.

          (d) EFFECT OF LACK OF NOTICE. Until such Notice accompanied by such documentation is furnished to Assignor in the manner provided above, Assignor may, at Assignor's election, either (i) continue to pay or tender all sums payable on the Term Royalty Interest in the same manner provided in this Conveyance, precisely as if no such change in interest or ownership or right to receive payment had occurred or (ii) suspend payment of Term Royalty Proceeds without interest until such documentation is furnished.

          (e) EFFECT OF NONCONFORMING NOTICES. The kinds of Notice provided by this Section 11.0 7(d) shall be exclusive, and no other kind, whether actual or constructive, shall bind Assignor.

     SECTION 11.08 PAYEES. Assignor shall never be obligated to pay the Monthly Distribution Amount to more than five Persons, and then only in the percentage proportions designated by Assignee as of the date hereof, and only on an aggregate basis. If more than five Persons are ever entitled to receive payment of any part of the Term Royalty Proceeds, Assignor may suspend payments of all Term Royalty Proceeds until the concurrent owners or claimants of the Term Royalty Interest or the right to receive payment of Term Royalty Proceeds appoint no more than five Persons in writing to receive all payments of Term
Royalty Proceeds on their behalf. Assignor may thereafter conclusively rely upon the authority of those Persons to receive payments of Term Royalty Proceeds and shall be under no further duty to inquire into the authority or performance of such Persons.

     SECTION 11.09 RIGHTS OF MORTGAGEE. If Assignee executes a mortgage or deed of trust covering all or part of the Term Royalty Interest, the mortgagees or trustees therein named or the holders of any obligation secured thereby shall be entitled, to the extent that such mortgage or deed of trust so provides, to exercise the rights, remedies, powers, and privileges conferred upon Assignee by this Conveyance and to give or withhold all consents required to be obtained from Assignee. This Section 11.09 shall not be deemed or construed to impose upon Assignor any obligation or liability undertaken by the Assignee under such mortgage or deed of trust or under the obligation secured thereby.

                                   ARTICLE XII
                                    AMI AREAS

     SECTION 12.01 ADDITIONAL LEASES. In the event that Assignor acquires any additional lease ("Additional Lease") other than the Subject Interests in
                          ----------------
the AMI Areas prior to Assignor's satisfaction of Assignor's drilling requirements in Section 2.01 of the Development Agreement, Assignor and Assignee shall execute, acknowledge, and deliver an instrument that amends this Conveyance so that such Additional Lease will be subject to the Term Royalty Interest and be part of the Subject Interests and Subject Lands hereunder.

     SECTION 12.02 NO DRAINAGE. At no time during the Term, shall Assignor or any of its Affiliates drill, or permit any other person to drill, any Gas well within one thousand two hundred fifty feet (1,250') of any Wells where such Gas well would produce oil or gas from the same formations or horizons as any Well situated within said distance.

                                  ARTICLE XIII
                                  FORCE MAJEURE

     SECTION  13.01     NONPERFORMANCE.

          (a) Except as provided in Section 13.01(b) below, Assignor shall not be responsible to Assignee for any loss or damage to Assignee resulting from any delay in performing or failure to perform any obligation under this Conveyance, (other than Assignor's obligation to make payments of Term Royalty Proceeds to Assignee), to the extent such failure or delay is caused by Force Majeure.

          (b) Notwithstanding the provisions of Section 13.01(a) above, during the period from and after January 1, 2023 through the remainder of the Term, should Assignor be prevented from complying with any of its obligations, express or implied, under the terms of this Conveyance, by reason of Force Majeure or any other reason, then while so prevented, Assignor's obligation to comply therewith shall be suspended and Assignor shall not be liable for damages for failure to so comply; provided, however, this Conveyance shall be extended, only with respect to the Well(s) affected by such Force Majeure, while and so long as Assignor is prevented by any such cause from complying with such obligations, and the time while Assignor is so prevented shall be added to the Term, only with respect to the Well(s) affected by such Force Majeure.

     SECTION  13.02     FORCE  MAJEURE.  "Force  Majeure"  means  any  of  the
                                          --------------
following, to the extent they are not caused solely by the breach by Assignor of its duty to perform certain obligations under this Conveyance in accordance with the Reasonably Prudent Operator Standard:

          (a) act of God, fire, lightning, landslide, earthquake, storm, hurricane, hurricane warning, flood, high water, washout, tidal wave, or explosion;

          (b) strike, lockout, or other similar industrial disturbance, act of the public enemy, war, military operation, blockade, insurrection, riot, epidemic, arrest or restraint of Governmental Authority or people, or national emergency;

          (c) the inability of the Assignor to acquire, or the delay on the part of any Third Person (other than an Affiliate of the Assignor) in acquiring materials, supplies, machinery, equipment, servitudes, right-of-way grants, easements, permits, or licenses, or approvals or authorizations by regulatory bodies needed to enable such Party to perform hereunder;

          (d) any breakage of or accident to machinery, equipment, or lines of pipe, the repair, maintenance, improvement, replacement, alteration to a plant or line of pipe or related facility, the testing of machinery, equipment or line of pipe, or the freezing of a line of pipe;

          (e) interruption and/or curtailment of transportation and/or gathering;

          (f) any Legal Requirement or the affected Party's compliance therewith; or

          (g) any other cause, whether similar or dissimilar to the causes enumerated in (a) through (f) above, not reasonably within the control of Assignor.

     SECTION 13.03 FORCE MAJEURE NOTICE. Assignor will give Assignee a Notice of each Force Majeure as soon as reasonably practicable after the occurrence of the Force Majeure.

     SECTION 13.04 REMEDY. Assignor will use commercially reasonable efforts to remedy each Force Majeure and resume full performance under this Conveyance as soon as reasonably practicable, except that the settlement of strikes, lockouts, or other labor disputes shall be entirely within the discretion of Assignor.

                                   ARTICLE XIV
                                     NOTICE

     SECTION  14.01     DEFINITION.  "Notice" means any notice, advice, invoice,
                                      ------
demand, or other communication required or permitted by this Conveyance.

     SECTION 14.02 WRITTEN NOTICE. Except as otherwise provided by this Conveyance, each Notice shall be in writing.

     SECTION 14.03 METHODS OF GIVING NOTICE. Notice may be given by any reasonable means, including telecopier, hand delivery, overnight courier, and United States mail.

     SECTION 14.04 CHARGES. All Notices shall be properly addressed to the recipient, with all postage and other charges being paid by the Party giving Notice.

     SECTION 14.05 EFFECTIVE DATE. Notice shall be effective when actually received by the Party being notified.

     SECTION 14.06 ADDRESSES. The addresses of the Parties for purposes of Notice are the addresses in the Introduction to this Conveyance.

     SECTION 14.07 CHANGE OF ADDRESS. Either Party may change its address to another address within the continental United States by giving ten (10) days' Notice to the other Party.

                                   ARTICLE XV
                                OTHER PROVISIONS

     SECTION 15.01 SUCCESSORS AND ASSIGNS. Subject to the limitation and restrictions on the assignment or delegation by the Parties of their rights and interests under this Conveyance, this Conveyance binds and inures to the benefit of Assignor, Assignee and their respective successors, assigns, and legal representatives.

     SECTION 15.02 GOVERNING LAW. Insofar as permitted by otherwise applicable Legal Requirements, this Conveyance shall be construed under and governed by the laws of the State of West Virginia (excluding choice of law and conflict of law rules); provided, however, that, with respect to any portion of the Subject Interests located outside of the State of West Virginia, the laws of the place in which such Subject Interests are located, shall apply to the creation of the Term Royalty Interest.

     SECTION 15.03 CONSTRUCTION OF CONVEYANCE. In construing this Conveyance, the following principles shall be followed:

          (a) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Conveyance and not as an aid in its construction;

          (b) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Conveyance;

          (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions;

          (d) a defined term has its defined meaning throughout this Conveyance, regardless of whether it appears before or after the place in this Conveyance where it is defined;

          (e) the plural shall be deemed to include the singular, and vice versa; and

          (f) each exhibit, attachment, and schedule to this Conveyance is a part of this Conveyance, but if there is any conflict or inconsistency between the main body of this Conveyance and any exhibit, attachment, or schedule, the provisions of the main body of this Conveyance shall prevail.

     SECTION 15.04 WAIVER. Failure of either Party to require performance of any provision of this Conveyance shall not affect either Party's right to require full performance thereof at any time thereafter, and the waiver by either Party of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

     SECTION 15.05 RELATIONSHIP OF PARTIES. This Conveyance does not create a partnership, mining partnership, joint venture, or relationship of trust or agency (except with respect to Assignor's agency relationship with respect to those matters set forth in Articles IV and V above) between the Parties.

     SECTION 15.06 PROPORTIONATE REDUCTION. In the event of failure or deficiency in title to any Well or Subject Interest, the portion of the Subject Gas production attributable thereto shall be reduced in the same proportion that such Well or Subject Interest is reduced by such failure or deficiency. Such proportionate reduction of the Term Royalty Interest shall not limit Assignee's right to recover damages with respect to such reduction under the warranty given by Assignor in Section 1.04(a). In the event the Working Interest in any Completed Development Well is proportionately reduced by reason of any such failure or deficiency in title, the Adjusted Completed Development Well Value for any such Well shall be recalculated using such proportionately reduced Working Interest; provided however, that in instances where there is not corresponding downward adjustment to the Net Revenue Interest, no such adjustment shall be made.

     SECTION 15.07 FURTHER ASSURANCES. Each Party shall execute, acknowledge, and deliver to the other Party all additional instruments and other documents reasonably required to describe more specifically any interests subject hereto, to vest more fully in Assignee the Term Royalty Interest conveyed (or intended to be conveyed) by this Conveyance, or to evidence or effect any transaction contemplated by this Conveyance. Assignor shall also execute and deliver all additional instruments and other documents reasonably required to Transfer interests in state, federal, or Indian lease interests in compliance with applicable Legal Requirements or agreements. Upon expiration of the Term, the Assignee shall, on request, execute, acknowledge and deliver to Assignor sufficient numbers of recordable instruments releasing all of the Subject Lands from this Conveyance.

     SECTION 15.08 THE 7:00 A.M. CONVENTION. Except as otherwise provided in this Conveyance, each calendar day, month, quarter, and year shall be deemed to begin at 7:00 a.m. Eastern Time on the stated day or on the first day of the stated month, quarter, or year, and to end at 7:00 a.m. Eastern Time on the next day or on first day of the next month, quarter, or year, respectively.

     SECTION  15.09     COUNTERPART  EXECUTION.

          (a)     MULTIPLE  COUNTERPARTS.  Multiple  counterparts  of  the
Conveyance have been recorded in the counties where the Subject Lands are located. The counterparts are identical except, to facilitate recordation, the counterpart recorded in each county may contain property descriptions relating only to the Subject Lands located in that county. A counterpart of the Conveyance containing all property descriptions of Subject Lands will be filed for record in Kanawha County, West Virginia.

          (b) MULTIPLE COUNTIES. If any Subject Lands are located in more than one county, the description of such Subject Lands may be included in any one or more counterparts prepared for recordation in separate counties, but the inclusion of the same property description in more than one counterpart of this Conveyance shall not be construed as having effected any cumulative, multiple, or overlapping interest in the Subject Lands in question.

     SECTION 15.10 PRESENT AND ABSOLUTE CONVEYANCE. It is the express intention of Assignor and Assignee that the conveyance of the Term Royalty Interest under the terms hereof is, and shall be construed for all purposes as, a present, fully-vested and absolute conveyance.

     SECTION 15.11 OTHER AGREEMENTS. This Term Royalty Conveyance is being executed pursuant to the terms and conditions of the Term Royalty Agreement and in connection with the Development Agreement, and in the event of a conflict in the terms and conditions of this Term Royalty Conveyance and the terms and conditions of the Term Royalty Agreement , the terms and conditions of this Conveyance, shall control. In the event of a conflict in the terms and conditions of this Term Royalty Conveyance and the terms and conditions of the Development Agreement, the terms and conditions of this Term Royalty Conveyance shall control.

     SECTION 15.12 SECTION 15.12 EXECUTION BY ECA. ECA joins in the execution of this Conveyance for the sole and limited purpose of joining in the warranty set forth in Section 1.04(a) but for no other purpose.


                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, each Party has caused this Conveyance to be executed in its name and behalf and delivered on the date or dates stated in the acknowledgment certificates appended to this Conveyance, to be effective as of the Effective Time.


ATTEST:               ENERGY  CORPORATION  OFAMERICA


                      By:    /s/ Donald C. Supcoe
                         ----------------------------------
                      Name:  Donald  C.  Supcoe
                      Title: Sr.  Vice  President


ATTEST:               EASTERN  AMERICAN  ENERGY  CORPORATION


                      By:    /s/ Donald C. Supcoe
                         ----------------------------------
                      Name:  Donald  C.  Supcoe
                      Title: President


ATTEST:               BLACK  STONE  ACQUISITIONS  PARTNERS  II,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President


                      BLACK  STONE  ACQUISITIONS  PARTNERS  II-B,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President


                      HATFIELD  ROYALTY,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President

THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On this, the 10th day of June, 2005, before me ____________, a Notary public, personally appeared Donald C. Supcoe, as the Sr. Vice President of Energy Corporation of America, a West Virginia corporation, and executed the foregoing instrument on behalf of said corporation.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                         _________________________________


My  Commission  Expires:_________________




THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On this, the 10th day of June, 2005, before me ___________________, a Notary public, personally appeared Donald C. Supcoe, as the President of Eastern American Energy Corporation, a West Virginia corporation, and executed the foregoing instrument on behalf of said corporation.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                         _________________________________


My  Commission  Expires:_________________

THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On this, the 10th day of June, 2005, before me ___________________, a Notary public, personally appeared J. A. Mills as the Vice President of BSAP II GP, L.L.C., general partner of Black Stone Acquisitions Partners II, L.P., a Delaware limited partnership, and executed the foregoing instrument on behalf of said limited partnership.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                         _________________________________


My  Commission  Expires:_________________


THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On this, the 10th day of June, 2005, before me ___________________, a Notary public, personally appeared J. A. Mills as the Vice President of BSAP II GP, L.L.C., general partner of Black Stone Acquisitions Partners II-B, L.P., a Delaware limited partnership, and executed the foregoing instrument on behalf of said limited partnership.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                         _________________________________


My  Commission  Expires:_________________

THE  STATE  OF  WEST  VIRGINIA     S
                                   S
COUNTY  OF  KANAWHA                S

     On this, the 10th day of June, 2005, before me ___________________, a Notary public, personally appeared J. A. Mills as the Vice President of BSAP II GP, L.L.C., general partner of Hatfield Royalty, L. P., a Delaware limited partnership, and executed the foregoing instrument on behalf of said limited partnership.

     In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                         _________________________________


My  Commission  Expires:_________________




Prepared  by:

     TAMMY  J.  OWEN,  ESQUIRE
     GOODWIN  &  GOODWIN,  LLP
     P.  O.  BOX  2107
     CHARLESTON,  WV  25328-2107
     WV  STATE  BAR  NO.  5552

                            CERTIFICATE OF RESIDENCE

     Each of the below listed entities, collectively as Assignee hereunder, hereby certifies that its precise address is:

          1001  Fannin,  Suite  2020
          Houston,  Texas  77002
          Attention:  J.  A.  Mills



                      BLACK  STONE  ACQUISITIONS  PARTNERS  II,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President


                      BLACK  STONE  ACQUISITIONS  PARTNERS  II-B,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President


                      HATFIELD  ROYALTY,  L.P.
                      BY:  BSAP  II  GP,  L.L.C.,  GENERAL  PARTNER

                      By:     /s/ J. A. Mills
                         ----------------------------------
                      Name:   J.  A.  Mills
                      Title:  Vice  President